                                                                      EXHIBIT 99





                                                     June 26, 2001



GC Companies, Inc.
1300 Boylston Street
Chestnut Hill, Massachusetts  02467

Attn:  G. Gail Edwards
          President and COO


Dear Ms. Edwards:


                  Onex Corporation ("Onex") and Oaktree Capital Management, LLC, on behalf of certain funds and accounts managed by it ("Oaktree", and together with Onex, "Sponsors" or "we") commit to acquire, through a newly formed acquisition company or companies, pursuant to a chapter 11 plan of reorganization (the "Plan") to be proposed by GC Companies, Inc. and its affiliated debtors and debtors in possession (collectively, "GC"), 100% of the common stock ("New Common Stock") of GC, as reorganized pursuant to the Plan ("Reorganized GC") for $42.5 million and such additional consideration as set forth herein, on the terms and conditions described below (the "Sponsors Investment").(1) The Plan is premised upon, among other things, (i) the Sponsors Investment, (ii) Reorganized GC's issuance of Term A Notes, Term B Notes, and C Notes (each as defined below and collectively, the "New Notes") in the amounts and in accordance with the terms described below, (iii) the raising of New Financing (as defined below) for Reorganized GC; and (iv) the provision of overbid/investor protection as described herein.

                  In determining the price and structure of this transaction (the "Proposed Transaction"), we have reviewed the business plans for GC previously provided to us through the date of this letter, met with members of the management team of GC, reviewed certain documents provided by GC, reviewed selected financial and operating data provided by GC and analyzed other business information regarding GC and its industry.

         This letter is not an offer with respect to any securities or a solicitation of acceptances of a chapter 11 plan. Such offer or solicitation would be made in compliance with the applicable provisions of the Bankruptcy Code and securities laws.

                  Sponsors' commitment includes the following:

--------
(1) As between Onex and Oaktree, Onex would have the controlling interest in the New Common Stock.

         I. SPONSORS INVESTMENT PRICE AND COMMITMENT. We commit to acquire 100% of the New Common Stock of Reorganized GC pursuant to the Plan based upon a $42.5 million purchase price valuation for 100% of the New Common Stock of Reorganized GC. As provided herein, on the Plan's effective date (the "Effective Date") we will make the Sponsors Investment and receive 100% of the New Common Stock, subject to pro rata dilution of such New Common Stock under Section III.E.(c) below.

         II. DEFINITIVE AGREEMENT. The purchase and sale of the New Common Stock will be effected pursuant to a definitive stock purchase agreement (the "Definitive Agreement") mutually acceptable to GC and Sponsors. The parties shall use their reasonable efforts to negotiate the terms of the Definitive Agreement, which agreement shall include the terms set forth herein and other usual and customary terms, as promptly as practicable and in any event no later than 10 days prior to the hearing to consider approval of the disclosure statement for the Plan (the "Disclosure Statement Hearing"). GC shall continue to provide Sponsors with information reasonably requested by Sponsors concerning GC or any subsidiary or affiliate of GC and shall grant representatives of Sponsors access on a reasonable basis to key employees of GC or any subsidiary or affiliate of GC as reasonably promptly as practicable.

                A. CONDITIONS TO SPONSORS' OBLIGATION TO CLOSE THE PROPOSED TRANSACTION. The Definitive Agreement will contain the following conditions to Sponsors' obligation to consummate the Proposed Transaction:

                           (a) GC shall have filed the Plan and disclosure statement therefor (the "Disclosure Statement") in the Bankruptcy Court on or before July 11, 2001, and the Bankruptcy Court shall have entered an order approving the disclosure statement for the Plan on or before September 11, 2001.

                           (b) The Plan shall have been confirmed by October 31, 2001 and shall have become effective in accordance with its terms; the material terms of the Plan shall include, among other terms, substantially the same terms as the material terms contained in
                                    Section III hereof; and the Plan shall
                                    otherwise be reasonably satisfactory to GC and Sponsors.

                           (c) GC shall have maintained its exclusive period to solicit acceptances of a plan through October 31, 2001, and GC shall not have either (i) filed or sought confirmation of a chapter 11 plan providing for the acquisition of GC (or a substantial portion of its ownership or assets) by a person or entity other than Sponsors, (ii) sought Bankruptcy Court approval of an acquisition of GC (or a substantial portion of its ownership or assets) other than by Sponsors, or (iii) filed or sought confirmation of a chapter 11 plan providing for an internal reorganization of GC.

                           (d) Senior management of Reorganized GC shall be reasonably acceptable to Sponsors (I.E., Reorganized GC shall retain at least the senior management team identified to GC by Sponsors).(2)

                           (e) Satisfactory completion, at Sponsors' sole discretion, of Sponsors' due diligence on GC, including without limitation GC's international assets and GC's funding requirements with respect thereto.

                           (f) No material adverse change (or event or condition that could result in a material adverse change) shall have occurred in the theatre industry or GC's business, condition (financial or otherwise), prospects, operations, assets or liabilities or in financial markets generally ("Material Adverse Change") between March 31, 2001 and the Effective Date. Without limiting the foregoing, increase in the required amount of the $21.8 million New Financing or a call by a third party after the date of this letter on any international guaranty provided by GC shall be a Material Adverse Change.

                           (g) On or before June 22, 2001, GC shall have moved for and obtained, on or before July 11, 2001, an order of the Bankruptcy Court in form acceptable to GC and Sponsors (the "Overbid Order") that approves, among other terms and without material modification, the Overbid Procedures (as defined in Section XI below) and the obligation of GC to pay the Expense Reimbursement and the Termination Fee (each as defined below) on the terms and conditions described in Section XI hereof. The Overbid Order shall remain in full force and effect, and shall not be stayed, vacated, modified or supplemented without Sponsors' prior written consent. GC shall have complied with the terms of the Overbid Order.

                           (h) GC shall have operated its business in the ordinary course and paid ongoing ordinary course liabilities (including estimated taxes and assessments) consistent with past practices and substantially consistent with its present Debtor in Possession Financing Budget through the Effective Date, and shall not have assumed or rejected any theater lease or associated executory contract after the date of this letter absent the prior written consent of Sponsors, which consent shall not be unreasonably withheld.

-----------------

(2) Onex shall use its good faith efforts to agree to mutually acceptable employment terms with such persons on or before 10 days before the Disclosure Statement Hearing. Nothing in this letter or any agreement between Onex and such members of GC's senior management shall prohibit such persons from serving or not serving, as senior management if the Plan is not confirmed.

                           (i) All conditions precedent to closing the New Financing (other than the occurrence of the Effective Date) shall have been satisfied or waived and the New Financing shall have been consummated in accordance with the material terms contained in the Financing Commitment Letter (as defined below). The final documentation with respect to the New Financing shall otherwise be satisfactory to GC and Sponsors in all material respects.

                           (j) The final documentation with respect to the New Notes (as defined below) shall be satisfactory to GC and Sponsors in all material respects.

                           (k) GC shall not have breached individually or in the aggregate in any material respect any of the material representations, warranties or covenants to be given by GC in the Definitive Agreement.

                           (l)      Receipt of all required third party
                                    approvals (including, but not limited to, governmental approvals).

                           (m) The unexpired leases and executory contracts designated by Sponsors after the date of this letter for assumption or rejection as provided herein shall be so assumed or rejected, as the case may be, by final order satisfactory to GC and Sponsors. Cure claims in respect of executory contracts and unexpired leases designated by Sponsors to be assumed shall not exceed $4.8 million in the aggregate.

                           (n) Such other conditions as may be agreed to by the parties as set forth in the Definitive Agreement.

                  B. REPRESENTATIONS AND WARRANTIES. The Definitive Agreement will provide that GC will make customary representations and warranties for transactions of this type, including, without limitation, accuracy of financial statements provided; no material actions taken or payments received out of the ordinary course; no Material Adverse Change; ownership of property; accuracy of disclosure; corporate existence; corporate power and authority; subsidiaries; compliance with laws; to GC's knowledge, no pending or threatened claims which, if successful, would result in a Material Adverse Change, including, without limitation, no pending or threatened claims against GC or, to GC's knowledge, its affiliates or subsidiaries which if successful would materially interfere with GC's business or the performance of its obligations under any contract or agreement; to the knowledge of GC, no pending or threatened claim against any third party which, if successful, would in the reasonable business judgment of GC evidence a material risk with respect to GC's business or the performance of its obligations under any contract or agreement; no conflict with laws or contractual obligations.

                  C. EXECUTORY CONTRACTS AND UNEXPIRED LEASES. The Definitive Agreement will provide that Sponsors will have until 10 days before the hearing on confirmation of the Plan

(the "Confirmation Hearing") to designate the previously nonassumed executory contracts and unexpired leases that it wishes GC to assume and those that it wishes GC to reject, as well as any modified terms for such contracts and leases (or proposed determinations of contested issues) upon which it is prepared to designate that such contracts and leases that otherwise would be rejected should be assumed. Sponsors will work with GC to review the nonassumed executory contracts and unexpired leases for the purpose of determining whether such nonassumed executory contracts and unexpired leases will be assumed or rejected and/or the proposed modifications thereto, as well as with respect to any extension of the date pursuant to section 365(d)(1) to assume or reject unexpired leases.

         III. PLAN. Unless GC and Sponsors agree otherwise, the Plan will include the following terms:

                  A.   Classification and Treatment of Claims and Interests

                       (a) UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE)

                       Administrative Claims:    On the Effective Date, or as
                                                 soon thereafter as practicable,
                                                 each holder of an Allowed
                                                 Administrative Claim will
                                                 receive payment in full in cash
                                                 of the unpaid portion of such
                                                 Allowed Administrative Claim;
                                                 PROVIDED, THAT, the aggregate
                                                 amount of the Allowed
                                                 Administrative Claims for
                                                 professional fees, closing
                                                 expenses and capital calls (but
                                                 exclusive of cure claims and
                                                 operating expenses paid in the
                                                 ordinary course) shall not
                                                 exceed $10 million.

                       DIP Financing Claims:     On the Effective Date, or as
                                                 soon thereafter as practicable,
                                                 the holders thereof will
                                                 receive payment in full in cash
                                                 of the Allowed DIP Financing
                                                 Claim.

                       Priority Tax Claims:      At the option of GC, each
                                                 holder of an Allowed Priority
                                                 Tax Claim will receive either
                                                 (i) payment in full (in cash)
                                                 on the Effective Date or as
                                                 soon thereafter as practicable,
                                                 or (ii) payment over a six year
                                                 period from the date of
                                                 assessment as provided in
                                                 section 1129(a)(9)(C) of
                                                 the Bankruptcy Code with
                                                 interest payable at 7% annual
                                                 or at such other rate agreed to
                                                 by GC and the holder of such
                                                 claim or determined by the
                                                 Bankruptcy Court.

                       (b) UNIMPAIRED CLAIMS (DEEMED TO ACCEPT)

                       Class 1 - Other Priority
                       Claims: On the Effective Date, or as soon thereafter as practicable, each holder of an Allowed Other Priority Claim will receive payment in full in cash of such Allowed Other Priority Claim.

                       Class 2 - Secured
                       Claims (other than
                       Banks, Heller and
                       GECC Group):              AT THE OPTION OF GC, GC WILL
                                                 EITHER (1) REINSTATE EACH
                                                 ALLOWED SECURED CLAIM (OTHER
                                                 THAN BANKS, HELLER AND GECC
                                                 GROUP) BY CURING ALL
                                                 OUTSTANDING DEFAULTS WITH ALL
                                                 LEGAL, EQUITABLE, AND
                                                 CONTRACTUAL RIGHTS REMAINING
                                                 UNALTERED, (2) PAY IN FULL SUCH
                                                 ALLOWED SECURED CLAIM IN CASH
                                                 ON THE EFFECTIVE DATE OR AS
                                                 SOON THEREAFTER AS PRACTICABLE
                                                 OR (3) SATISFY SUCH ALLOWED
                                                 SECURED CLAIM BY DELIVERING TO
                                                 THE CLAIMANT THE COLLATERAL
                                                 SECURING SUCH CLAIM.


                       (c) IMPAIRED CLAIMS (ENTITLED TO VOTE)

                       Class 3 - Secured
                       Claims (Banks, Heller
                       and GECC Group)           On the Effective Date, or as
                                                 soon thereafter as practicable,
                                                 the holders of Class 3 Claims
                                                 (Allowed Secured Claims of
                                                 Banks, Heller and GECC Group)
                                                 shall receive their pro rata
                                                 share of certain notes in an
                                                 amount equal to $109.0 million
                                                 the ("Term A Notes"). The Term
                                                 A Notes for each holder of a
                                                 Class 3 Claim shall be secured
                                                 by and share in a pool
                                                 consisting of the respective
                                                 collateral securing each such
                                                 Allowed Secured Claim, junior
                                                 to any
                                                 security interest therein
                                                 securing the Exit Facility, and
                                                 shall otherwise have the basic
                                                 terms set forth on Exhibit 1
                                                 hereto. We are assuming that as
                                                 of June 30, 2001 the Allowed
                                                 Secured Claims of the Banks,
                                                 Heller and GECC Group were in
                                                 the amount of $15.0 million,
                                                 $29.5 million and $64.5
                                                 million, respectively. The
                                                 allocation among the GECC Group
                                                 of its Allowed Secured Claim is
                                                 to be determined and the GECC
                                                 Group shall receive, in
                                                 addition to the Term A Notes,
                                                 warrants to be struck at an
                                                 agreed upon equity value for
                                                 2.4% of the equity of
                                                 Reorganized GC.


                       Class 4 - General
                       Unsecured Claims
                       (including deficiency
                       claims of Banks and
                       GECC Group):              On the Effective Date, or as
                                                 soon thereafter as practicable,
                                                 the holders of Allowed General
                                                 Unsecured Claims (deficiency
                                                 claims of Banks and GECC Group
                                                 and other unsecured claims,
                                                 including the unsecured claim
                                                 of Harcourt) will receive a pro
                                                 rata share of (1) $27.5 million
                                                 of cash from the Sponsors
                                                 Investment, (2) certain notes
                                                 in an amount equal to $20.0
                                                 million (the "Term B Notes");
                                                 the Term B Notes of Reorganized
                                                 GC, subordinate to the Term A
                                                 Notes, and otherwise have the
                                                 basic terms set forth on
                                                 Exhibit 2 hereto, and (3)
                                                 certain notes in an amount
                                                 equal to $71.4 million (the "C
                                                 Notes").(3)


(3) Notwithstanding anything herein, payments in respect of the C Notes shall not be made unless aggregate net realizations from GC's Investment Portfolio (less amounts used to reimburse Reorganized GC for the reasonable and documented fees and expenses, including professional fees and expenses, incurred by Reorganized GC in connection with the realization of GC's Investment Portfolio) exceed $24.8 million and the aggregate net amount of any such payments shall not exceed $71.4 million (E.G., the aggregate net amount of realizations between $24.8 million and $96.2 million). Reorganized GC shall not have, and nothing contained herein shall be interpreted or construed to impose on Reorganized GC, any obligation or liability of any kind or nature with respect to the payment of the C Notes except as expressly provided in the foregoing sentence.

                                                 It is assumed that pursuant to
                                                 the Intercreditor Agreement
                                                 between the Banks and Harcourt
                                                 that all amounts received by
                                                 Harcourt for its general
                                                 unsecured claim are to be paid
                                                 and turned over to the Banks
                                                 until the Banks are paid in
                                                 full in cash.

                         Class 5 - Common
                         Stock Interests
                         (including any Allowed
                         Claims subordinated to
                         the level of common
                         stock under section
                         510(b) of the
                         Bankruptcy Code)        On the Effective Date, or as
                                                 soon thereafter as practicable,
                                                 the holders of Allowed Common
                                                 Stock Interests will receive
                                                 their pro rata share of any
                                                 realizations from GC's
                                                 Investment Portfolio in excess
                                                 of $96.2 million.

                         Class 6 - Common Stock
                         Options The holders of Common Stock Options shall receive no distribution. On the Effective Date all Common Stock Options and any other equity interests will be canceled.


                  B.     Conditions to the Confirmation and/or Effective Date of
                         Plan:

                         (a) Confirmation of the Plan on or before October 31, 2001

                         (b)      All conditions precedent under the
                                  Definitive Agreement other than the
                                  occurrence of the Effective Date shall have been satisfied or waived as set forth therein.

                         (c) The Confirmation Order shall be in a form satisfactory to GC and Sponsors, in full effect, and unstayed.

                         (d) The Effective Date shall have occurred within 30 days following the Confirmation Date.

                         (e) All conditions precedent to closing the New Financing (other than the occurrence of the Effective Date) shall have been satisfied or waived and the New Financing shall have been consummated.

                         (f) GC and Sponsors shall each have approved the form and substance of each of the amended certificate of incorporation, the amended by-laws, the New Common Stock, the New Notes, the Management Employment Agreements (as defined below) and the Management Incentive Plan (as defined below).

                  C. RELEASES, INDEMNIFICATION. The Plan shall provide for general releases from GC and Reorganized GC for the benefit of all current directors and officers. In addition, all indemnification provisions currently in place for directors and officers (whether in GC's by-laws, contractual or otherwise) shall survive confirmation of the Plan and shall not be impaired thereby.

                  D. OTHER PLAN PROVISIONS. In addition to the foregoing provisions relating to classification and treatment of claims and interests, the Plan shall contain provisions appropriate under the circumstances concerning, among other things: (i) disputed claims and reserves therefor, (ii) the assumption or rejection, as the case may be, of executory contracts and unexpired leases (consistent with this letter), (iii) inability to amend or modify the Plan's provisions relating to Sponsors or the Proposed Transaction without Sponsors' consent and (iv) retention of jurisdiction by the Bankruptcy Court for certain purposes. The Plan shall also contain the conditions to the Effective Date described in Section III.B., above.

                  E.     Management of Reorganized GC.

                         (a) BOARD OF DIRECTORS. The Board of Directors of Reorganized GC shall consist of four persons appointed by Sponsors and one member of senior management.

                         (b) SENIOR MANAGEMENT. Sponsors contemplate that Reorganized GC will offer employment to substantially all of GC's present senior management pursuant to business plan to be discussed between Sponsors and senior management. See Section II.A.(d) hereof.

                         (c) MANAGEMENT EQUITY INCENTIVE PLAN. The Plan shall provide for the establishment of an equity incentive plan (the "Management Equity Incentive Plan") promptly after the Plan Effective Date for members of Reorganized GC's management on terms that are otherwise mutually acceptable to Reorganized GC and Sponsors. Management Equity Incentive Plan to be discussed by Sponsors and management team. It is contemplated that this plan will provide for 6% dilution of the New Common Stock on the Effective Date which shall be issued as options that will vest over time in accordance with the terms, and subject to the satisfaction of performance standards, that are mutually acceptable to Reorganized GC and Sponsors.

                           (d) MANAGEMENT FEE: Sponsors contemplate that Reorganized GC shall pay Sponsors an annual management fee ("Management Fee") equal to $1 million in exchange for the performance of certain management services.

         IV. NEW FINANCING. Sponsors and GC shall obtain on or prior to 10 days prior to the Confirmation Hearing mutually acceptable commitments and/or agreements (the "Financing

Commitment Letter") from a financial institution with respect to a revolver/working capital facility of at least $21.8 million (the "New Financing") that would be available to Reorganized GC under the Plan. GC will be responsible for paying the financial institution's reasonable transaction costs/closing expenses in connection with the New Financing. In addition to the New Financing, Reorganized GC shall receive $15.0 million of cash from the Sponsors Investment which shall be held by Reorganized GC in a separate fund to be used solely to meet future capital expenditure and/or exit financing requirements.

         V. TERMINATION. This letter may be terminated by Sponsors, at Sponsors' sole discretion, at any time upon written notice to GC if, through no material fault of Sponsors, (a) the Overbid Order is not entered on or before July 11, 2001 (b) GC shall not have filed the Plan by July 11, 2001 or any of the other conditions set forth in Section II.A. have not occurred, or (c) the Definitive Agreement shall has not been executed on or before the date that is 10 days prior to the Disclosure Statement Hearing. This letter may be terminated by GC following the entry of the Overbid Order or after July 11, 2001 if the Overbid Order is not entered on or before such date subject only to GC's obligations under the Overbid Order, as described herein and Overbid Procedures (defined below). Upon any such termination, any obligations under this letter will terminate and no party shall have any liability whatsoever to any other party; PROVIDED, HOWEVER, that notwithstanding any such termination (i) this Section V shall remain in full force and effect, and no party shall be relieved of liability for any breach and (ii) in addition, GC shall remain liable for payment of the Expense Reimbursement and Termination Fee to the extent required under the terms of the Overbid Order.

         VI. MISCELLANEOUS. The terms set forth in this letter are a part of a comprehensive agreement, each element of which is an integral aspect of the Proposed Transaction and, as such, are non-severable.

         VII. GOVERNING LAW. This letter shall be governed by and construed in accordance with the internal laws of the State of New York and any applicable provision of the Bankruptcy Code, without regard to the principles of conflict of laws that would provide for application of another law.

         VIII. CONCERNING REMEDIES. Each of the parties acknowledges and agrees that no failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other right, power or privilege hereunder.

         IX. PRESS RELEASES. DISCLOSURE. The parties will cooperate in the issuance of any press releases or otherwise in making any public statements with respect to the Proposed Transaction. Neither Sponsors nor GC will issue any press release or other public statement regarding the Proposed Transaction without the other party's prior written consent, which consent shall not be unreasonably withheld. Sponsors acknowledge and agree that GC may provide copies of this letter and attachments to parties in interest in GC's chapter 11 case, and those parties GC determines it is necessary to provide copies to in connection with the Auction described Section XI below and in the Overbid Order or as otherwise necessary in connection with its bankruptcy case. GC also shall be entitled to file copies with the Bankruptcy Court or as otherwise required by law.

         X. ENTIRE AGREEMENT. AMENDMENTS. COUNTERPARTS. This letter, including all Exhibits and Schedules hereto, which are incorporated herein and made a part hereof by reference, sets forth the entire agreement among the parties with respect to the subject matter hereof, with the exception of the Overbid Procedures as approved by the Overbid Order, and may be amended only by a writing executed by Sponsors and GC. This letter may be executed in counterparts, each of which when take together shall constitute an original of this letter.

            It is understood that this letter does not contain all matters upon which agreement must be reached in order for the Proposed Transaction to be consummated. Notwithstanding the foregoing, the provisions of Section XI of this letter and the terms of the Overbid Procedures and Overbid Order, as described hereunder, are acknowledged and agreed to be fully binding on the parties hereto.

         XI. OVERBID PROCEDURES. GC acknowledges that Sponsors have expended and will continue to expend considerable time and money in developing the Proposed Transaction, which it is not prepared to continue, however, except upon the terms hereof. GC and Sponsors therefore agree that the following overbid procedures (the "Overbid Procedures"), among others, shall be employed with respect to the Plan or any other chapter 11 plan for GC that incorporates the Sponsors Investment:

                  A. NONSOLICITATION. After the execution and delivery of this letter neither GC nor any of its respective directors, employees, accountants or other agents and representatives (collectively, "Representatives") shall, directly or indirectly, solicit a competitive bid or proposal from a third party to purchase all or any portion of the assets of GC or the New Common Stock of Reorganized GC, whether in a separate transaction or as part of a plan of reorganization for GC (an "Acquisition"), or engage in or continue any discussions or negotiations with any party that has made or who may make such a competitive bid for such New Common Stock or assets of GC until after entry of the Overbid Order. Notwithstanding the foregoing, after the motion to approve the Overbid Order has been filed, GC and its Representatives may receive, but not solicit, proposals from third parties relating to such an Acquisition (an "Acquisition Proposal"); PROVIDED, that prior to the entry of the Overbid Order, GC and its Representatives shall not solicit, discuss or negotiate any Acquisition Proposal with any such third party but may provide information, subject to appropriate confidentiality provisions, to any such third party. After the entry of the Overbid Order, GC and its Representatives shall be entitled to solicit Acquisition Proposals from third parties, to provide information, subject to appropriate confidentiality provisions, to such third parties and to discuss and negotiate any such Acquisition Proposal with such third parties. GC shall keep Sponsors informed on a current basis of the identity of the parties to whom GC provides information and of the status of all written Acquisition Proposals (including drafts or other preliminary indications of interest) received and provide Sponsors with copies of any such written Acquisition Proposals (including such drafts and indications of interest) within 1 business day after receipt thereof.

                  B. EXPENSE REIMBURSEMENT. GC shall be required to reimburse Sponsors' reasonable and documented out-of-pocket expenses incurred in connection with the Sponsors Investment, the New Financing, the Plan and the transactions contemplated thereby (including Sponsors' continued due diligence in connection therewith), including the reasonable fees and expenses of Sponsors' professionals, not to exceed $1 million (the "Expense Reimbursement"), PROVIDED that Sponsors have not breached this agreement, which obligation shall constitute an allowed administrative claim against GC under sections 503 and 507(a) of the Bankruptcy Code, if and when:

                           (a) (i) GC seeks approval of, or the Bankruptcy Court approves, any agreement with a third party for the sale of all or any substantial portion of the business or assets of GC or an investment in or underwriting of post-confirmation securities of GC, whether pursuant to a chapter 11 plan for GC or under section 363(b) of the Bankruptcy Code, or (ii) GC seeks confirmation of, or the Bankruptcy Court confirms, a chapter 11 plan that does not contain the Sponsors Investment and implement the Proposed Transaction (each of (i) and (ii), an "Alternative Transaction"); and

                           (b) The Plan is not confirmed on or before October 31, 2001: PROVIDED that Sponsors shall not have breached its obligations under this letter or the Plan.

                  C. TERMINATION FEE. GC shall be required to pay Sponsors a termination fee of $3 million (the "Termination Fee") upon the consummation of an Alternative Transaction, which obligation shall constitute an allowed administrative claim against GC under sections 503 and 507(a) of the Bankruptcy Code; PROVIDED, that Sponsors shall not be entitled to the Termination Fee if it
(1) shall have breached its obligations under this letter or the Plan in any material respect or (2) shall have terminated the Proposed Transaction as a result of its due diligence.

                  D. PARTICIPATION REQUIREMENTS. Unless otherwise ordered by the Bankruptcy Court for cause shown, to participate in any bidding process, each potential bidder (a "Potential Bidder") must deliver (unless previously delivered) to GC: (i) an executed confidentiality agreement in form and substance satisfactory to GC; and (ii) such financial disclosure and other information acceptable to GC and its financial advisor that demonstrates such party's financial and other ability to consummate an Alternative Transaction. A Potential Bidder shall be considered to be a qualified bidder (a "Qualified Bidder") if it delivers the documents described in subparagraphs (i) and (ii) above and GC determines it is reasonably likely (based on availability of financing, experience and other considerations) to be able to consummate a purchase of GC, if selected as the successful bidder. Sponsors are a Qualified Bidder.

                  E. BID REQUIREMENTS. Any Qualified Bidder that desires to make a Qualified Bid (as defined below) shall, among other things, deliver 8 written copies of its Qualified bid to GC's bankruptcy counsel not later than 4:00 p.m. (East Coast time) on the date that is 10 business days before the first Disclosure Statement Hearing on the adequacy of the Disclosure Statement for the Plan (the "Bid Deadline"), who shall then distribute a copy of the bid to (i) GC and its financial advisor, (ii) counsel for Creditors' Committee, (iii) counsel for Sponsors, and (iv) all other Qualified Bidders. A bid received from a Qualified Bidder shall be a "Qualified Bid" if such bid meets the following requirements:

                           (a)      The bid shall be a letter from such
                                    Qualified Bidder stating that (i) the bidder offers to acquire GC upon the terms and conditions set forth herein or the Plan marked to show those amendments and modifications to this letter or the Plan, including price and terms, that the Qualified Bidder proposes (the "Marked Applicable Agreement") and (ii) such Qualified Bidder's offer is irrevocable until the conclusion of any scheduled Auction and, if accepted as the winning bid at such Auction, until the conclusion of the hearing on approval of such Alternative Transaction. Each Qualified Bidder shall accompany its bid with written evidence of a commitment for financing or other evidence of ability to consummate the applicable transaction.

                           (b) GC will consider a bid only if the bid provides for consideration of at least $5 million greater than the consideration set forth in this letter and the Plan.

                           (c) Upon the Sponsors Commitment Date, this letter and the Plan, if filed, shall be deemed to be a Qualified Bid.

                  F. AUCTION. If there is at least one Qualified Bid (other than from Sponsors), GC may conduct an auction (the "Auction"). The Auction shall take place 3 business days before the Disclosure Statement Hearing, at the offices of GC's bankruptcy counsel. Unless the Bankruptcy Court determines otherwise, only a Qualified Bidder who has submitted a Qualified Bid is eligible to participate in the Auction. The bidding shall start at the purchase price stated in the highest or best Qualified Bid and be based upon such Qualified Bidder's Marked Applicable Agreement (subject to non-material modifications) for the respective assets and continue in increments of at least $500,000. Upon conclusion of the Auction or, if GC determines not to hold an Auction, then promptly following the Bid Deadline, GC, after consultation with the Creditors Committee, shall review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale and chapter 11 process, including those factors affecting the speed and certainty of consummating the transaction. GC shall present to the Bankruptcy Court for consideration and approval the Qualified Bid (or the Plan if no other Qualified Bid is received) which GC determines in the aggregate constitutes the highest or otherwise best offer.

                  G. ADDITIONAL BUYER PROTECTION. In addition to procedures and terms set forth herein, including, but not limited to the Expense Reimbursement and Termination Fee, the Overbid Procedures described in the Overbid Order shall contain such other appropriate buyer protection provisions as may be requested by Sponsors, such as provisions providing for requirements for competing bids and open auction procedures.

         XII. FIDUCIARY DUTIES. Nothing in this letter is intended to waive or abrogate any fiduciary duties.

         XIII. TIME OF THE ESSENCE. Time is of the essence with respect to this proposal. Unless accepted, this proposal will expire at 5:00 p.m. East
Coast time on June 29, 2001 (the "Expiration Date").

We look forward to working with you on this transaction.

                                     Onex Corporation



                                     By: /s/ Anthony Munk
                                        ----------------------------------------
                                     Title:  Managing Director


                                     Oaktree Capital Management, LLC, on
                                     behalf of certain investment funds and
                                     accounts managed by it


                                     By: /s/ Bruce A. Karsh
                                        ----------------------------------------
                                     Title:  President


                                     By: /s/ Kenneth Liang
                                        ----------------------------------------
                                     Title:  Managing Director & General Counsel


Agreed:

GC Companies, Inc.

By: /s/ G. Gail Edwards
   ---------------------------
Title:  President & COO

                                    EXHIBIT 1

                         REORGANIZED GC - TERM A NOTES
                           INDICATIVE SUMMARY OF TERMS

-----------------------------------------------------------------------------------------------------------
Principal Amount:           The Term A Notes will have an initial face amount of $109.0 million in the
                            Plan.
-----------------------------------------------------------------------------------------------------------
Maturity:                   The Term A Notes will have a term of 5 years from their issue date or the
                            Effective Date.
-----------------------------------------------------------------------------------------------------------
Amortization:               The Term A Notes will have a scheduled amortization of $5 million per year.
-----------------------------------------------------------------------------------------------------------
Interest:                   The Term A Notes will bear interest at the rate of 8.5% per annum.
-----------------------------------------------------------------------------------------------------------
Collateral and              The Term A Notes shall be secured by a pool consisting of the respective
Subordination:              collateral securing each such Allowed Secured Claim, junior to any security interest therein securing the Exit Facility.
-----------------------------------------------------------------------------------------------------------

                                    EXHIBIT 2

                         REORGANIZED GC - TERM B NOTES
                           INDICATIVE SUMMARY OF TERMS

-----------------------------------------------------------------------------------------------------------
Principal Amount:           The Term B Notes will have an initial face amount of $20 million in the Plan.
-----------------------------------------------------------------------------------------------------------
Maturity:                   The Term B Notes will have a term of 3 years from
                            their issue date or the Effective Date. Reorganized
                            GC may prepay Term B Notes at its option without
                            premium or penalty.
-----------------------------------------------------------------------------------------------------------
Interest:                   The Term B Notes will bear interest (PIK) at the rate of 7.5% per annum, payable in cash at maturity.
-----------------------------------------------------------------------------------------------------------
Guaranty and                Payment of the Term B Notes of Reorganized GC shall be subordinated to
Subordination:              payment of the Term A Notes.
-----------------------------------------------------------------------------------------------------------